MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------

     Mortgage Loan Purchase Agreement, dated as of November 1, 1995 (the "Agreement"), between Merrill Lynch Mortgage Capital Inc. (the "Seller") and Merrill Lynch Mortgage Investors, Inc. (the "Purchaser").

     The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the "Mortgage Loans") as provided herein. The Purchaser intends to deposit them, together with the First Union Loans (as defined below), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes (each, a "Class") of mortgage pass-through certificates (the "Certificates"). One or more "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1995 (the "Cut-off Date"), among the Purchaser as depositor, Bankers Trust Company as master servicer (in such capacity, the "Master Servicer"), Bankers Trust Company as special servicer (in such capacity, the "Special Servicer") and Union Bank as trustee (the "Trustee"). Concurrently with the purchase of Mortgage Loans pursuant to this Agreement, the Purchaser will also purchase multifamily and commercial mortgage loans pursuant to a Mortgage Loan Purchase Agreement, dated as of November 1, 1995, between First Union National Bank of North Carolina ("First Union") and the Purchaser (the "First Union Agreement"). Such mortgage loans (the "First Union Mortgage Loans") will likewise be deposited into the Trust Fund. Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1. Agreement to Purchase.
                ----------------------

     (a) The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit A. The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. (The Loans identified on the Mortgage Loan Schedule shall hereinafter be referred to as the "MLMC Mortgage Loans.") The MLMC Mortgage Loans will have an aggregate principal balance of $272,538,158 (the "MLMC Balance") as of the close of business on the Cut-off Date, after giving effect to any payments due before such date whether or not received. The MLMC Balance and

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the First Union Balance (as defined in the First Union Agreement) together equal an aggregate principal balance (the "Initial Pool Balance") of $643,601,863. The purchase and sale of the MLMC Mortgage Loans shall take place on November 30, 1995 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The consideration for the MLMC Mortgage Loans shall consist of (A) a cash amount equal to 102% of the aggregate principal of the MLMC Mortgage Loans, plus (B) interest accrued on each MLMC Mortgage Loan at the related Net Mortgage Rate, for the period from and including the Cut-off Date up to but not including the Closing Date, which cash amount shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

     The Purchaser will assign to the Trustee, all of its right, title and interest in and to the MLMC Mortgage Loans.

     SECTION 2. Conveyance of Mortgage Loans.
                -----------------------------

     (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the MLMC Mortgage Loans identified on the Mortgage Loan Schedule as of such date. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement and the Pooling and Servicing Agreement.

     (b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-off Date, and all other recoveries of principal and interest collected after the Cut-off Date (other than in respect of principal and interest on the MLMC Mortgage Loans due on or before the Cut-off Date). All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the MLMC Mortgage Loans due on or before the Cut-off Date), shall belong to, and be promptly remitted to, the Seller.

     (c) The Seller hereby represents and warrants that it has, on behalf of the Purchaser, delivered to the Trustee, the documents and instruments specified below with respect to each MLMC Mortgage Loan (each a "Mortgage File"). All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date. Each Mortgage File shall, except as otherwise disclosed on Exhibit B hereto, contain the following documents:

          (i) the original executed Mortgage Note, endorsed (without recourse, representation or warranty, express or implied) to the order of Union Bank,

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     as trustee for the registered holders of Merrill Lynch Mortgage Investors,
     Inc., Mortgage Pass-Through Certificates, Series 1995-C3;

          (ii) an original or copy of the Mortgage and of any intervening assignments thereof, in each case with evidence of recording indicated thereon;

          (iii) an original or copy of any related Assignment of Leases (with recording information indicated thereon), if such item is a document separate from the Mortgage;

          (iv) an original executed assignment of the Mortgage, any related Assignment of Leases (if such item is a document separate from the Mortgage), and any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Union Bank, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1995-C3;

          (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of Union Bank, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1995-C3, in recordable form;

          (vi) originals or copies of any written modification agreements in those instances where the terms or provision of the Mortgage or Mortgage Note have been modified;

          (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and

          (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing

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     Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Union
     Bank, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1995-C3.

     (d) Within 30 days following the Closing Date, the Purchaser shall submit or cause to be submitted for recordation or filing, as the case may be, in the appropriate public office for real property records or Uniform Commercial Code financing statements, as appropriate, each assignment of Mortgage and each assignment of Assignment of Leases referred to in clauses (iv) and (v) of subsection (c) above and each UCC-2 and UCC-3 in favor of and delivered to the Trustee constituting part of the Mortgage File. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Purchaser or its designee.

     (e) All documents necessary to the servicing of the MLMC Mortgage Loans and in the Seller's possession (the "Additional Mortgage Loan Documents") that are not required to be delivered to the Trustee shall be delivered or caused to be delivered by the Seller to the Master Servicer.

     SECTION 3. Representations, Warranties and Covenants of Seller.
                ----------------------------------------------------

     (a) The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

          (i) The Seller is a banking corporation validly existing and in good standing under the laws of the State of North Carolina and is duly authorized and qualified to transact any and all business contemplated by this Agreement and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

          (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), or by public policy considerations underlying the securities laws,

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     to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

          (iii) The execution and delivery of this Agreement by the Seller and the Seller's performance and compliance with the terms of this Agreement will not (A) violate the Seller's certificate of incorporation or By-Laws,
     (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets.

          (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder.

          (v) The Seller is not a party to or bound by any agreement or instrument or subject to any certificate of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement and no bulk sale law applies to such transactions.

          (vii) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller that would, in the Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or adversely affect the performance by the Seller of its obligations under this Agreement.

          (viii) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the

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     Seller will report the transfer of the MLMC Mortgage Loans of the Seller to the Purchaser as a sale of the MLMC Mortgage Loans to the Purchaser in exchange for consideration consisting of an amount equal to the Seller's pro rata portion of the proceeds of the sale of the Certificates by the Purchaser to the Underwriters (the Seller's pro rata portion to be determined according to the percentage that the MLMC Balance represents of the Initial Pool Balance) pursuant to the Underwriting Agreement, dated as of November 28, 1995 (the "Underwriting Agreement") and the Certificate Purchase Agreement, dated as of November 28, 1995 (the "Certificate
     Purchase Agreement"). The consideration received by the Seller upon the sale of the MLMC Mortgage Loans to the Purchaser will constitute reasonably equivalent value and fair consideration for the MLMC Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the MLMC Mortgage Loans to the Purchaser. The Seller is not selling the MLMC Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

          (ix) Immediately prior to the sale of the MLMC Mortgage Loans to the Purchaser as herein contemplated, the Seller will have good title thereto and be the sole owner thereof, and such sale will transfer the MLMC Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

     (b) The Seller hereby represents and warrants for the benefit of the Purchaser and the Trustee as of the Closing Date, with respect to each MLMC Mortgage Loan, that:

          (i) The Seller has good and marketable title to, and is the sole owner and holder of, the Mortgage Loan.

          (ii) The Seller has full right and authority to sell, assign and transfer the Mortgage Loan.

          (iii) The information pertaining to the Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

          (iv) The Mortgagor, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date.

          (v) The origination, servicing and collection practices used by the Seller or any prior holder of the Note have been in all respects legal, proper and prudent and have met customary industry standards.

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          (vi) The Seller is transferring the Mortgage Loan to the Purchaser free and clear of any liens, pledges, charges and security interests.

          (vii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

          (viii) The Mortgage Loan complied with all applicable usury, truth-in-lending, real estate settlement, equal credit opportunity and disclosure laws as of the origination date.

          (ix) Each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

          (x) The Mortgage File contains an Assignment of Leases, which creates, in favor of the holder, a valid perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity.

          (xi) Since the origination of the Mortgage Loan the terms of the related Mortgage Note, Mortgage and Security Agreements have not been impaired, waived, modified, altered, satisfied, canceled or subordinated by the Seller, the originator or the servicer thereof in any respect, except, in each of the foregoing instances, by written instruments that are a part of the related Mortgage File, recorded in the applicable public recording office if necessary to maintain the priority of the lien of the related Mortgage and Security Agreements, delivered to the Purchaser.

          (xii) The Mortgage Loan complies with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date (as applicable).

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          (xiii) The Note is not secured by any collateral that is not in the
     Trust Fund and each Mortgage Loan that is cross-collateralized is cross-collateralized only with other mortgage loans sold pursuant to this Agreement.

          (xiv) The assignment of the related Mortgage to the Trustee constitutes the legal, valid and binding assignment of such Mortgage.

          (xv) The Mortgage Loan is not a participation interest in a mortgage loan, but is a whole loan, and the Seller does not own and is not entitled to own any equity interest in the Mortgagor.

          (xvi) The Mortgage Loan does not contain any terms providing for a contingent interest.

          (xvii) The related Mortgage is a valid and enforceable first-mortgage lien on the related Mortgaged Property. Such lien has priority over all other liens or encumbrances (including mechanic's or materialmen's liens) except for (A) the lien for current real estate taxes and assessments not yet due and payable and (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, none of which materially interferes with the security intended to be provided by such Mortgage.

          (xviii) The Note and Mortgage do not require the Mortgagee thereof to release any portion of the Mortgaged Property from the lien of the Mortgage except upon payment in full of the Mortgage Loan.

          (xix) Prior to the Cut-off Date, any delinquent taxes that had become due and owing in respect of, and affecting, the related Mortgaged Property were paid, or an escrow of funds in an amount sufficient to cover such payments has been established.

          (xx) All escrow deposits and payments relating to the Mortgage Loan are under the control of the Seller or Servicer of such Mortgage Loan and all amounts required to be deposited by the Mortgagor have been deposited.

          (xxi) (A) Except for certain delinquent payment, none of which was more than thirty (30) days past the date when first due, there was no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the Best Knowledge of Seller, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach,

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

     violation or event of acceleration occurred during the preceding twelve months; and (B) the Seller has not waived any material default, breach, violation or event of acceleration of any of the foregoing, and, pursuant to the terms of the related Mortgage or the related Mortgage Notice, no person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

          (xxii) As of the date of origination, the Mortgage Loan has a debt service coverage ratio of at least 1.15 and a loan-to-value ratio of not more than 85.00%, as calculated as described in the Prospectus Supplement.

          (xxiii) There is no proceeding known to the Seller to be pending for the total or partial condemnation of the related Mortgaged Property, and the Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan.

          (xxiv) Each improvement located on or forming part of the related Mortgaged Property complies with applicable laws and zoning ordinances, or constitutes a legal non-conforming use or structure or, if such an improvement does not so comply, such non-compliance does not materially and adversely affect the value of the Mortgaged Property.

          (xxv) None of the improvements included for the purpose of determining the appraised value of the Mortgage Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties materially encroach upon the Mortgage Property.

          (xxvi) The related Mortgaged Property is covered by a lender's title insurance policy insuring that the related Mortgage is a valid first mortgage lien on such Mortgaged Property, subject only to the exceptions stated therein, which do not and will not materially and adversely interfere with (1) the ability of the Mortgagor timely to pay in full the principal and interest on the Mortgage Note, (2) the use of the Mortgaged Property for the use currently being made thereof, or (3) the value of the Mortgaged Property; and such title insurance policy is in full force and effect, and no claims have been made thereunder.

          (xxvii) The related Mortgaged Property is insured by a fire and extended perils insurance policy that provides coverage in an amount not less than the full replacement value thereof.

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          (xxviii) The Mortgaged Property is insured by business interruption or rent insurance, in an amount at least equal to 12 months of operations of the Mortgaged Property and comprehensive general liability insurance in an amount not less than $1 million per occurrence.

          (xxix) The Mortgaged Property is not located in a "flood hazard area" as defined by the Federal Insurance Administration or is covered by flood hazard insurance.

          (xxx) The Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. The Seller represents and warrants that, either as of the date of origination or the Closing Date, the fair market value of the property securing the Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan.

          (xxxi) Prepayment Premiums and Yield Maintenance Charges payable with respect to the Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulation Section
     1.860G-1(b)(2).

          (xxxii) A Phase I Environmental Assessment was performed by or on behalf of the Seller with respect to the related Mortgaged Property. Such Phase I Environmental Assessment was performed within six (6) months (or 12 months with respect to nine (9) of the Mortgaged Properties) prior to their respective dates of origination. A report of such Phase I Environmental Assessment has been delivered to the Purchaser, and the Seller, having made no independent inquiry other than reviewing such report, has no knowledge of any material and adverse environmental condition or circumstance affecting the related Mortgaged Property that was not disclosed in such report.

          (xxxiii) The Mortgage Loan contains a representation made by the Mortgagor in substance that it has not and will not use, cause or permit to exist on the related mortgaged property any hazardous materials in any manner that violates federal, state or local laws, ordinances, regulations or orders. The mortgagor will defend and hold the purchaser and its successors and/or assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorney's fees and costs) paid, incurred, or suffered by, or asserted against, any such party resulting from a breach of any representation, warranty or covenant given by the mortgagor under the mortgage. To the best of the seller's knowledge, the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such

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     laws have been issued by any governmental agency or authority.

          (xxxiv) To the best of the knowledge of the Seller, the Mortgagor is not a debtor in any state or federal bankruptcy or insolvency proceeding.

          (xxxv) No advance of funds has been made directly or indirectly, by the Seller to the Mortgagor and no funds have been received from any person other than the Mortgagor for or on account of payments due on the Note.

          (xxxvi) The related Mortgage prohibits any further pledge or lien on the Mortgaged Property, whether equal or subordinate to the lien of the Mortgage, without the prior written consent of the holder.

          (xxxvii) If the related Mortgage Property is a retail or multifamily property, based on Mortgagor representations, tenant estoppel certificates and other documents obtained by the Seller, (i) the information contained in the related schedule of leases or most recent rent roll, as the case may be, is true and correct in all material respects, (ii) all leases set forth therein are in full force and effect, and (iii) no default by the Mortgagor or the lessees has occurred under such leases, nor, to the best of the Seller's knowledge, is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of such lease.

          (xxxviii) Any related assignment of leases creates a valid first-priority assignment of or security interest in the right to receive all payments due under the related lease, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment.

          (xxxix) If the principal balance of the related Mortgage Loan is greater than $2.5 million, the mortgagor is a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the Mortgaged Property, does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related Mortgage and the other Mortgage Loan documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person.

          (xl) With respect to any Mortgage Loan that is secured in whole or in part by the interest of a Mortgagor

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     as a lessee under a Ground Lease but not by the related Fee Interest:

               (A) Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage;

               (B) The Mortgagor's interest in such Ground Lease is assignable to the Trustee without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee and its successors without a need to obtain the consent of such lessor;

               (C) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Ground Lessee and that any such action without such consent is not binding on the Ground Lessee, its successors or assigns.

               (D) Unless otherwise disclosed to the Purchaser, the Ground Lease does not permit any increase in the amount of rent payable by the Ground Lessee thereunder during the term of the Mortgage Loan.

               (E) To the best of the Seller's knowledge, at the Closing Date, such Ground Lease is in full force and effect and no default has occurred under such Ground Lease;

               (F) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease or estoppel or consent letter;

               (G) Except as indicated in the related title insurance policy or opinion of title, the ground lessee's interest in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than the related ground lessor's related fee interest.

               (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease before the lessor thereunder may terminate such Ground Lease; and

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               (I) Such Ground Lease has an original term (including any
          extension options set forth therein) that extends not less than 10 years beyond the Maturity Date of the related Mortgage Loan.

               (J) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect to a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lessee's mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

               (K) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee; or in any manner, which would adversely affect the security provided by the related Mortgage.

     (d) If the Seller receives from the Master Servicer notice of a Document Defect or a Breach (the "Defect/Breach Notice"), then the Seller shall within 90 days after its receipt of the Defect/Breach Notice (i) cure such Document Defect or Breach, as the case may be, in all material respects, or (ii) repurchase the affected MLMC Mortgage Loan (or the related mortgaged property) from the Trustee at a price equal to the Purchase Price; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, the Seller shall have an additional 90 days to complete such cure; and provided, further, that with respect to such additional 90-day period the Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such breach will be cured within the additional 90-day period. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

     SECTION 4. Representations and Warranties of the Purchaser. In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

          (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the full corporate power and authority and legal right to acquire the MLMC Mortgage Loans from the Seller and to transfer the MLMC Mortgage Loans to the Trustee.

          (b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or
     (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (c) Except as may be required under federal or state securities laws (and will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

          (d) None of the acquisition of the MLMC Mortgage Loans by the Purchaser, the transfer of the MLMC Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement and by the Purchaser, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Purchaser's Articles of Incorporation or Bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

          (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Purchaser will report the transfer of the MLMC Mortgage Loans by the Seller to the Purchaser as a sale of the MLMC Mortgage Loans to the Purchaser in exchange for consideration consisting of an amount equal to the Seller's pro rata portion of the proceeds of the sale of the Certificates by the Purchaser to the Underwriters (the
     Seller's pro rata portion to be determined according to the percentage that the MLMC Balance represents of the Initial Pool Balance) pursuant to the Underwriting Agreement and the Certificate Purchase Agreement.

     SECTION 5. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 A.M., New York time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Seller set forth in Sections 3(a), 3(b) and 3(c) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

          (b) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (c) The Seller shall have delivered and released to the Custodian and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to Section 2 of this Agreement;

          (d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

          (e) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

     Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the MLMC Mortgage Loans on the Closing Date.

     SECTION 6. Closing Documents. The Closing Documents shall consist of the following:

     (a) This Agreement duly executed by the Purchaser and the Seller;

     (b) A Certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that: (1) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the date hereof;

     (c) An Officer's Certificate from an officer of the Seller, in his or her individual capacity, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

     (d) An Officer's Certificate from an officer of the Seller, in his or her individual capacity, dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that (i) such officer has carefully examined the Prospectus (as defined in the Underwriting Agreement) and nothing has come to his attention that would lead him to believe that the Prospectus, as of the date of the Prospectus Supplement (as defined in the Underwriting Agreement) or as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) such officer has examined the Memorandum (as defined in the Certificate Purchase Agreement) and nothing has come to his attention that would lead him to believe that the Memorandum, as of the date thereof or as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) The resolutions of the board of directors of the Seller and any requisite shareholder consent authorizing the Seller's entering into the transactions contemplated by this Agreement, the certificate of incorporation and by-laws of the Seller, and a certificate of good standing of the Seller issued by the Secretary of State of the State of Delaware not earlier than sixty
(60) days prior to the Closing Date;

     (f) A written opinion of Willkie Farr & Gallagher, counsel for the Seller, in form and substance acceptable to the Purchaser and its counsel, with any modifications required by the rating agencies identified in the Prospectus Supplement (the "Rating Agencies"), dated the Closing Date and addressed to the Purchaser, the Underwriters and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

     (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 7. Indemnification.
                ----------------

     (a) The Seller agrees to indemnify and hold harmless the Purchaser, the Underwriters, their respective officers and directors, and each person, if any, who controls the Purchaser or the Underwriters within the meaning of either
Section 15 of the Securities Act of 1933 (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, in any amendment thereof or supplement thereto, the Private Placement Memorandum, Computation Materials or ABS Term Sheets distributed by either Underwriter, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon any information furnished to the Purchaser by the Seller or approved by the Seller, or upon any document delivered to the Purchaser by the Seller, or upon any of the representations, warranties, covenants or agreements of the Seller as set forth in this Agreement (collectively, the "Seller's Information"), it being acknowledged that the statements set forth in the Prospectus Supplement under the caption "Description of the Mortgage Pool" or elsewhere in the Prospectus Supplement with respect to the subjects discussed under such caption and statements in the Private Placement Memorandum, the Computational Materials and ABS Term Sheet, to the extent relating to or based (in whole or in part) on information relating to the MLMC Mortgage Loans or the Seller, are to be the only statements made in reliance upon information furnished or approved by the Seller, or upon documents delivered to the Purchaser by the Seller, or upon any of the representations, warranties, covenants or agreements of the Seller as set forth in this Agreement. The Seller further agrees to indemnify and hold harmless the Purchaser, the Underwriters, their respective officers and directors, and each person, if any, who controls the Purchaser or the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity with reference to the inclusion of information substantially identical to that included in the Prospectus Supplement with respect to the Seller's Information in the Memorandum or any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     (b) Promptly after receipt by any person entitled to indemnification under this Section 7 (an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "indemnifying party") under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

     (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

     (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, any of their respective directors or officers, or any person controlling the Purchaser or the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

     (f) The Underwriters shall be third-party beneficiaries of the provisions of this Section 7.

     SECTION 8. Costs. The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller's pro rata portion of the aggregate of the following amounts (the Seller's pro rata portion to be determined according to the percentage that the MLMC Balance represents the Initial Pool Balance): (i) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final Prospectus and Memorandum relating to the Certificates; (ii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys' fees); (iii) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered; (iv) the fees charged by the Rating Agencies to rate the Certificates so rated; (v) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof; and
(vi) the cost of obtaining a "comfort letter" from a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the MLMC Mortgage Loans and the Seller included in the Prospectus and Memorandum. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

     SECTION 9. Grant of a Security Interest. It is the express intent of the parties hereto that the conveyance of the MLMC Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the MLMC Mortgage Loans by the Seller to the Purchaser and not as a pledge of the MLMC Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the MLMC Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the MLMC Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the MLMC Mortgage Loans, and all amounts payable to the holder of the MLMC Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an

                                      -20
assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and
(v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the MLMC Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

     SECTION 10. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the MLMC Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

     SECTION 12. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

     SECTION 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7.

     SECTION 17. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                               SELLER

                               MERRILL LYNCH MORTGAGE CAPITAL INC.

                                        /s/ ROBERT FITZPATRICK
                               By:_______________________________________
                                        Name:  Robert Fitzpatrick
                                        Title: Vice President

                                        Address for Notices:
                                        World Financial Center
                                        New York, New York  10281
                                        Attention:
                                        Telecopier No.: (212) 449-0735
                                        Telephone No.:  (212) 449-2640

                               PURCHASER

                               MERRILL LYNCH MORTGAGE
                               INVESTORS, INC.

                                        /s/ BRUCE ACKERMAN
                               By:________________________________________
                                        Name:   Bruce L. Ackerman
                                        Title:  Vice President

                                        Address for Notices:
                                        World Financial Center
                                        New York, New York  10281
                                        Attention:
                                        Telecopier No.: (212) 449-7684
                                        Telephone No.:  (212) 449-5849

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE



CONTROL                                                                                                                  CURRENT
NUMBER       PROPERTY NAME                         PROPERTY ADDRESS             CITY          STATE      ZIP CODE        BALANCE
------------------------------------------------------------------------------------------------------------------------------------
  32     Americana Gardens                     2001 S. Barrington Ave        Los Angeles        CA        90025       4,050,000.00
  3      Ascot Place Apartments                10591 West Cortez Circle      Franklin           WI        53132      15,640,000.00
  19     Berkshire Hilton Inn                  Route 7 and West St.          Pittsfield         MA        02101       6,080,030.30
  55     Chestnut Cove Apartments              3101 Woodhaven Road           Philadelphia       PA        19154       2,024,000.00
  28     Collins Aire MH Park                  401 North Summit View Drive   Fort Collins       CO        80524       5,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
  34     Cross Creek Apartments                1124 Rutland Drive            Austin             TX        78758       3,780,000.00
  46     Cupertino Shopping Center             20735 Stevens Creek Boulevard Cupertino          CA        95014       2,300,000.00
  22     Days Inn-Clairmont                    2910 Clairmont Road           Atlanta            GA        30329       5,200,000.00
  13     Dove Tree Apartments                  255 Lionstone Drive           Colorado Springs   CO        80916       8,549,032.00
  12     Emerald Palms Apartments              4331 S.W. 54th Street         Fort Lauderdale    FL        33314       8,994,434.61
------------------------------------------------------------------------------------------------------------------------------------
  63     Harmony Pines Apartments              927 Scott Boulevard           Decatur            GA        30030       1,396,599.24
  17     Hickory Ridge Apartments              7150 North Terra Vista        Peoria             IL        61614       7,200,000.00
  60     International Plaza                   11363 Denton Drive            Dallas             TX        75229       1,690,432.27
  8      Kings Highway Towers                  220 South Lenola Road         Maple Shade        NJ        08053      11,672,732.78
  16     Lark Haven Apartments                 1432 Sandlewood Drive         Colorado Springs   CO        80916       7,515,961.58
------------------------------------------------------------------------------------------------------------------------------------
  10     Lions Head Apartments                 15700 Lexington Boulevard     Sugarland          TX        77478       9,300,000.00
  18     Manchester Oaks Apartments            1576 King Edward Court        Palatine           IL        60067       6,105,000.00
  59     Memphis EconoLodge Airport            3456 Lamar Avenue             Memphis            TN        38118       1,705,500.83
  65     Multiflex I & II                      2450 & 2460 Alamo Ave. S.E.   Albuquerque        NM        87106       1,340,000.00
  20     Oakleaf Village Apartments            1435 Oak Tree Drive           North Brunswick    NJ        08902       6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
  26     One Hamden Center                     2319 Whitney Avenue           Hamden             CT        06518       4,986,201.92
  67     Paradise View Apartments              4707 Clubhouse Ln, NW         Albuquerque        NM        87114       1,121,439.03
  53     Parish Place Apartments               1175 Mathis Ferry Road        Mt. Pleasant       SC        29464       2,094,950.83
  6      Peartree/Plumtree Apartments          2216 Plum Lane                Arlington          TX        76010      14,000,000.00
  2      Plaza De La Paz - TJ Maxx             27451 La Paz Road             Laguna Niguel      CA        92656      24,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
  21     Plaza de la Paz - Home Base           27401 La Paz Road             Laguna Niguel      CA        92656       8,250,000.00
  69     Ramada Inn Montgomery                 3951 Norman Bridge Road       Montgomery         AL        36105         990,000.00
  40     Ramada Inn Nashville                  1412 Brick Church Pike        Nashville          TN        37072       2,800,000.00
  33     Ramada Inn-Six Flags                  4225 Fulton Industrial Blvd.  Atlanta            GA        30336       4,050,000.00
  31     Rivercrest II Apartments              1700 Rivercrest Drive         Sugarland          TX        77478       4,250,000.00
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  24     Saddle Oak of Crest Hill              2433 Ingalls Avenue           Crest Hill         IL        60435       5,120,000.00
  38     Saddle Oak of Joliet                  1014 Lois Place               Joliet             IL        60435       3,120,000.00
  61     Savannah Square Apartments            403 Alice Drive               Sumter             SC        29150       1,650,000.00
  27     Shaminy Brook Apartments              2900 Knights Road             Bensalem           PA        19020       4,800,000.00
  64     Silvercreek Apartments                3200 Mangum Road              Houston            TX        77092       1,381,059.98
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  23     Spring Run Apartments                 142 Greenbridge Road          Newark             DE        19713       5,152,000.00
  15     Tanager Meadows Apartments            1204 Sandalwood Drive         Colorado Springs   CO        80916       7,890,262.46
  5      The Center at R. N. - Phase II        27981-28051 Greenfield Drive  Laguna Niguel      CA        92677      13,964,430.61
  25     The Hunt Club Apartments              1037 Sunnyvale Lane           Madison            WI        53713       5,040,000.00
  11     The Lakes at Raintree Village         444/445 N. Amelia Ave.        San Dimas          CA        91773       9,000,000.00
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  45     The Meadows Apartments                75-99 Leffingwell Road        Montville          CT        06382       2,344,089.91
  36     Township Apartments                   401 Bender Avenue             Humble (Houston)   TX        77338       3,300,000.00
  35     Treehouse Apartments                  200 Marion Pugh Drive         College Station    TX        77842       3,780,000.00
  49     Trinity Market Center                 1350 Manufacturing Street     Dallas             TX        75207       2,250,000.00
  47     Wall Street Square Apartments         810 Fair Oaks Road            Houston            TX        77023       2,300,000.00
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  42     Westgate Shopping Center              7402-7670 Fairview Avenue     Boise              ID        83704       2,400,000.00
  52     Westinghouse                          5820 Werner Road              Bremerton          WA        98312       2,150,000.00
  37     Westwood Center                       2180 Westwood Blvd.           Los Angeles        CA        90025       3,200,000.00
   9     Wilshire Place                        5601 Wilshire Blvd            Los Angeles        CA        90036      11,610,000.00
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


   CONTROL         MONTHLY                  REMAINING  REMAINING     MATURITY        GROUND         SERVICING          MORTGAGE LOAN
   NUMBER          PAYMENT         RATE       TERM       AMORT         DATE          LEASE            FEES     STRIP      SELLER
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
     32           34,320.88         9.120     120        300          11/1/05          No            0.125             Merrill Lynch
      3          115,634.21         8.080     120        360          11/1/05          No            0.125             Merrill Lynch
     19           63,724.53        11.250      49        241          12/1/99          No            0.125             Merrill Lynch
     55           15,419.59         8.400      84        360          11/1/02          No            0.125             Merrill Lynch
     28           37,668.83         8.280     120        360          12/1/05          No            0.125             Merrill Lynch
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     34           27,683.62         7.980      84        360          11/1/02          No            0.125             Merrill Lynch
     46           17,913.72         8.640     180        360          12/1/10          No            0.125             Merrill Lynch
     22           48,233.37         9.430     240        240          11/1/15          No            0.125             Merrill Lynch
     13           65,311.91         8.410     117        357           8/1/05          No            0.125             Merrill Lynch
     12           68,565.39         8.400      83        359          10/1/02          No            0.125             Merrill Lynch
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     63           10,804.50         8.540     176        356           7/1/10          No            0.125             Merrill Lynch
     17           53,636.32         8.160     120        360          11/1/05          No            0.125             Merrill Lynch
     60           15,935.15         9.580      80        236           7/1/02          No            0.125             Merrill Lynch
      8           88,735.22         8.370      83        359          10/1/02          No            0.125             Merrill Lynch
     16           57,419.58         8.410     117        357           8/1/05          No            0.125             Merrill Lynch
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     10           68,045.71         7.970     180        360          11/1/10          No            0.125             Merrill Lynch
     18           45,393.58         8.140     120        360          11/1/05          No            0.125             Merrill Lynch
     59           16,547.21        10.040     238        238           9/1/15          No            0.125             Merrill Lynch
     65           10,844.28         8.560     120        300          11/1/05          No            0.125             Merrill Lynch
     20           46,986.69         8.170      84        300          12/1/02          No            0.125             Merrill Lynch
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     26           47,163.02         9.670      82        238           9/1/02          No            0.125             Merrill Lynch
     67            8,697.84         8.020      57        297           8/1/00          No            0.125             Merrill Lynch
     53           16,281.32         8.590     176        356           7/1/10          No            0.125             Merrill Lynch
      6          104,096.66         8.140     120        360          11/1/05          No            0.125             Merrill Lynch
      2          194,550.09         8.580     120        300          11/1/05          No            0.125             Merrill Lynch
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     21           66,876.59         8.580     120        300          11/1/05          No            0.125             Merrill Lynch
     69            9,022.22         9.180      84        240          11/1/02          No            0.125             Merrill Lynch
     40           25,935.33         9.410     240        240          11/1/15          Yes           0.125             Merrill Lynch
     33           37,566.38         9.430     240        240          11/1/15          No            0.125             Merrill Lynch
     31           31,392.64         8.070     180        360          11/1/10          No            0.125             Merrill Lynch
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     24           38,572.89         8.280     120        360          11/1/05          No            0.125             Merrill Lynch
     38           23,505.35         8.280     120        360          11/1/05          No            0.125             Merrill Lynch
     61           12,998.40         8.240     180        300          12/1/10          No            0.125             Merrill Lynch
     27           36,568.21         8.400      84        360          11/1/02          No            0.125             Merrill Lynch
     64           12,080.34         8.520     236        236           7/1/15          No            0.125             Merrill Lynch
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     23           39,249.88         8.400      84        360          11/1/02          No            0.125             Merrill Lynch
     15           60,279.12         8.410     117        357           8/1/05          No            0.125             Merrill Lynch
      5          105,867.07         8.320     116        356           7/1/05          No            0.125             Merrill Lynch
     25           37,263.20         8.080     120        360          11/1/05          No            0.125             Merrill Lynch
     11           65,037.74         7.840     120        360          12/1/05          No            0.125             Merrill Lynch
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     45           17,853.40         8.370     116        356           7/1/05          No            0.125             Merrill Lynch
     36           26,151.30         8.310     120        300          12/1/05          No            0.125             Merrill Lynch
     35           28,610.75         8.330     120        360          11/1/05          No            0.125             Merrill Lynch
     49           18,193.49         8.550     120        300          11/1/05          No            0.125             Merrill Lynch
     47           17,950.30         8.130      84        300          11/1/02          No            0.125             Merrill Lynch
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     42           19,649.98         8.700     120        300          12/1/05          No            0.125             Merrill Lynch
     52           17,254.47         8.460     120        300          11/1/05          No            0.125             Merrill Lynch
     37           27,470.49         9.280     120        300          11/1/05          No            0.125             Merrill Lynch
      9           90,961.46         8.310     120        312          11/1/05          No            0.125             Merrill Lynch
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
                                      -25-